TERMINATION AGREEMENT

      Each of the undersigned hereby agrees as follows:

                                   RECITALS

      WHEREAS, on or about June 4, 1996, the parties hereto entered into a Stock Purchase Agreement and other related documents pursuant to which Rock Bottom Restaurants, Inc., a Delaware corporation ("Rock Bottom"), purchased all of the shares of the capital stock of TBB Acquisition Group, Inc., a Tennessee corporation ("TBAG"), from the Shareholders (as defined below).

      WHEREAS, TBAG is the owner of fifty percent (50 %)of the issued and outstanding shares of the common stock of Trolley Barn Brewery, Inc., a Tennessee corporation ("Trolley"), and TBB Holding Company, Inc., a Tennessee corporation ("TBB Holding"), is the owner of the other fifty percent (50%) of the issued and outstanding shares of the common stock of Trolley.

      WHEREAS, pursuant to a Stock Redemption Agreement of even date herewith, Trolley shall purchase and Rock Bottom shall sell all of the issued and outstanding shares of TBAG.

      WHEREAS, in connection with the Stock Redemption Agreement, any and all agreements among Rock Bottom and any of the other parties hereto in existence on the date hereof (other than the Stock Redemption Agreement and the other agreements to be entered into in connection therewith) (the "Existing Agreements") will be terminated.

                                  AGREEMENT

      NOW, THEREFORE, the parties hereto agree as follows:

      1. All of the Existing Agreement, including but not limited to the following agreements, are hereby terminated:

            a. Stock Purchase Agreement, dated June 4, 1996, among Rock Bottom, TBAG, Trolley, TBB Holding and the Shareholders;

            b. Shareholder Agreement, dated June 28, 1996, among Trolley, Rock Bottom, TBAG and TBB Holding;

            c. Escrow Agreement, dated June 28, 1996, among Trolley, Rock Bottom, TBAG and TBB Holding;

            d. Option Agreement, dated July 1, 1996, among Trolley, Rock Bottom, TBAG and TBB Holding granting to Rock Bottom and TBAG the option to purchase stock of TBB Holding;

            e. License and Development Agreement, dated July 1, 1996, between Rock Bottom and Trolley;

            f. Operations Agreement, dated July 1, 1996, between Rock Bottom and Trolley;

            g. Assignment of Inventions and Non-Disclosure Agreement, dated July 1, 1996, and executed by Tim P. Hennen, Trolley and Rock Bottom; and

            h. Non-Competition, Assignment of Inventions and Non-Disclosure Agreement, dated July 1, 1996, and executed by Robert A. Gentry, Trolley and Rock Bottom.

      2. The parties hereto agree that, upon the execution and delivery of this Agreement, the Existing Agreements will be completely and fully terminated.

      3. The parties represent and warrant that they are authorized to execute and fully perform this Agreement.

      4. This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all previous communications, proposals, representations and understandings, whether oral or written, relating hereto.

      5. The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to its choice of law principles. The parties hereto hereby submit to jurisdiction and venue in the state and federal courts in the State of Tennessee in any legal action relating to this Agreement.

      IN WITNESS WHEREOF, this Termination Agreement is effective as of the 17th day of November, 1998.

ROCK BOTTOM RESTAURANTS, INC.,            TROLLEY BARN BREWERY, INC.,
a Delaware corporation                    a Tennessee corporation


By:  /S/WILLIAM S. HOPPE                  By:  /S/H. ALLEN COREY
   -----------------------------------       ----------------------------------
     William S. Hoppe                     Name:
     Executive Vice President                  --------------------------------
                                          Title:
                                                -------------------------------


TBB HOLDING COMPANY, INC.,                TBB ACQUISITION GROUP, INC.,
a Tennessee corporation                   a Tennessee corporation


By: /S/H. ALLEN COREY                     By: /S/WILLIAM HOPPE
   -----------------------------------       ----------------------------------
Name:                                     Name: William Hoppe
     ---------------------------------         --------------------------------
Title:                                    Title: President
      --------------------------------          -------------------------------


BIG RIVER BREWERIES, INC.,                BIG RIVER PROPERTIES, INC.,
a Tennessee corporation                   a Tennessee corporation

By: /S/H. ALLEN COREY                     By: /S/H. ALLEN COREY
   -----------------------------------       ----------------------------------
Name:                                     Name:
     ---------------------------------         --------------------------------
Title:                                    Title:
      --------------------------------          -------------------------------


SHAREHOLDERS:

/S/TIM P. HENNEN                          /S/ROBERT A. GENTRY
-------------------------------------     -------------------------------------
Tim P. Hennen                             Robert A. Gentry

/S/JOHN G. HENNEN                         /S/JAMES M. HENNEN
-------------------------------------     -------------------------------------
John F. Hennen                            James M. Hennen


/S/NELSON E. BOWEERS, II by
H. Wayne Grant, Attorney-in-Fact          /S/H. ALLEN COREY
-------------------------------------     -------------------------------------
Nelson E. Bowers, II                      H. Allen Corey


                  [ADDITIONAL SIGNATURES ON FOLLOWING PAGE]

/S/FRANK F. FOWLER                        /S/JOHN N. FOY
-------------------------------------     -------------------------------------
Frank F. Fowler                           John N. Foy


                                          Jon M. Kinsey 1997 Trust

/S/KENNETH S. HAYS, JR.
-------------------------------------
Kenneth S. Hays, Jr.                      By:/S/W. SCOTT MCGINNES, JR.
                                             ----------------------------------
                                             W. Scott McGinness, Jr., Trustee


/S/FRANK W. MCDONALD                      /S/JAMES BRADFORD
-------------------------------------     -------------------------------------
Frank W. McDonald                         James Bradford


/S/RAUN V. SMITH                          /S/BENJAMIN R. PROBASCO
-------------------------------------     -------------------------------------
Raun V. Smith                             Benjamin R. Probasco